NOTICE OF GUARANTEED DELIVERY
                                       FOR
           13% FIRST MORTGAGE NOTES DUE 2005 WITH CONTINGENT INTEREST
                                       OF
                            RIVIERA BLACK HAWK, INC.



          As set forth in the Prospectus dated _____________, 1999 (the "Prospectus") of Riviera Black Hawk, Inc. (the "Company") and in the accompanying Letter of Transmittal (the "Letter of Transmittal"), this form or one substantially equivalent hereto must be used to accept the Company's offer to exchange (the "Exchange Offer") all of its outstanding 13% First Mortgage Notes due 2005 With Contingent Interest (the "Existing Notes") for its 13% First Mortgage Notes due 2005 With Contingent Interest which have been registered under the Securities Act of 1933, as amended, if certificates for the Existing Notes are not immediately available or if the Existing Notes, the Letter of Transmittal or any other documents required thereby cannot be delivered to the Exchange Agent, or the procedure for book-entry transfer cannot be completed, prior to 5:00 P.M., New York City time, on the Expiration Date (as defined below). This form may be delivered by an Eligible Institution by hand or transmitted by facsimile transmission, overnight courier or mail to the Exchange Agent as set forth below. Capitalized terms used but not defined herein have the meaning given to them in the Prospectus.

          THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON _____________, 1998, UNLESS THE OFFER IS EXTENDED (THE "EXPIRATION DATE"). TENDERS OF EXISTING NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M. ON THE EXPIRATION DATE.

                     To: IBJ Whitehall Bank & Trust Company
                               The Exchange Agent

                             By Mail:                                                  By Hand before 4:30 p.m.:
                IBJ Whitehall Bank & Trust Company                                IBJ Whitehall Bank & Trust Company
                           P.O. Box 84                                                     One State Street
                      Bowling Green Station                                            New York, New York 10004
                  New York, New York 10274-0084                        Attn: Securities Processing Window, Subcellar One, (SC-1)
            Attn: Reorganization Operations Department
                                                                                             By Facsimile:
        By Overnight Courier and by Hand after 4:30 p.m.:                                   (212) 858-2611
                IBJ Whitehall Bank & Trust Company
                         One State Street                                                Confirm by Telephone:
                     New York, New York 10004                                               (212) 858-2103
    Attn: Securities Processing Window, Subcellar One, (SC-1)


          DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE, OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

          This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal to be used to tender Existing Notes is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the space provided therefor in the Letter of Transmittal.

Ladies and Gentlemen:

          The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which are hereby acknowledged, (fill in number of Existing Notes) Existing Notes pursuant to the guaranteed delivery procedures set forth in the Prospectus and Instruction 1 of the Letter of Transmittal.

          The undersigned understands that tenders of Existing Notes will be accepted only in principal amounts equal to $1,000 or integral multiples thereof. The undersigned understands that tenders of Existing Notes pursuant to the Exchange Offer may not be withdrawn after 5:00 p.m., New York City time, on the Expiration Date.

          All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death, incapacity or dissolution of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

            NOTE: SIGNATURES MUST BE PROVIDED WHERE INDICATED BELOW.

Certificate No(s). for Existing Notes          Name(s) of Record Holder(s):
(if available):

--------------------------------------         ---------------------------------

--------------------------------------         ---------------------------------

                                               PLEASE PRINT OR TYPE
Principal Amount of Existing Notes:
                                               Address:

--------------------------------------         ---------------------------------

                                               ---------------------------------

If Existing Notes will be delivered            Area code and Tel. No.
by book-entry transfer at the                                        -----------
Depository Trust Company,
Depository Account No.:
                                               Signature(s):
--------------------------------------
                                               ---------------------------------

                                               ---------------------------------

                                               Dated:                    , 1999
                                                     --------------------

          This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Existing Notes exactly as its (their) name(s) appear(s) on the certificate(s) for Existing Notes covered hereby or on a DTC security position listing naming it (them) as the owner of such Existing Notes, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person(s) must provide the following information:

                 Please print name(s), title(s) and address(es)


Name(s):
        ------------------------------------------------------------------------

Capacity(ies):
              ------------------------------------------------------------------


Address(es):
            --------------------------------------------------------------------

                                    GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)



          The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States or an "Eligible Guarantor Institution" as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), hereby (a) represents that the tender of Existing Notes effected hereby complies with Rule 14e-4 under the Exchange Act and (b) guarantees to deliver to the Exchange Agent a certificate or certificates representing the Existing Notes tendered hereby, in proper form for transfer (or a confirmation of the book-entry transfer of such Existing Notes into the Exchange Agent's account at DTC, pursuant to the procedures for book-entry transfer set forth in the Prospectus), and a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) together with any required signatures and any other required documents, at one of the Exchange Agent's addresses set forth above, within five New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

          THE UNDERSIGNED ACKNOWLEDGES THAT IT MUST DELIVER THE LETTER OF TRANSMITTAL AND EXISTING NOTES TENDERED HEREBY TO THE EXCHANGE AGENT WITHIN THE TIME PERIOD SPECIFIED FORTH ABOVE AND THAT ANY FAILURE TO DO SO COULD RESULT IN FINANCIAL LOSS TO THE UNDERSIGNED.


Name of Firm:
             ----------------------------   ------------------------------------
                                                    Authorized Signatures

Address:                                    Name:
        ---------------------------------        -------------------------------
                                                      Please Print or Type

                                            Title:
-----------------------------------------         ------------------------------
                                 Zip Code
Area Code
and Tel. No.:                               Date:                         , 1998
             ----------------------------        -------------------------

NOTE: DO NOT SEND EXISTING NOTES WITH THIS FORM; EXISTING NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL SO THAT THEY ARE RECEIVED BY THE EXCHANGE AGENT WITHIN THE TIME PERIOD SET FORTH ABOVE.